UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2006

ICON Income Fund Nine, LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50217	13-4183234
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Fifth Avenue, 4th Floor

New York, New York 10011

(Address of Principal Executive Offices)

____________________

(212) 418-4700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) Non-Reliance of Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

As ICON Income Fund Nine, LLC (“Fund Nine”) previously disclosed in its Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on June 29, 2005, it was not able to file its Annual Report of Form 10-K with the SEC for the year ended December 31, 2004, nor was it able to file its Quarterly Report on Form 10-Q with the SEC for the quarter ended March 31, 2005 because it was in the process of completing its review of a transaction to determine the proper accounting treatment.

In addition, Fund Nine disclosed in various Forms 12b-25 that it was not able to file its Quarterly Reports on Form 10-Q with the SEC for the quarters ended June 30, 2005, September 30, 2005 and March 31, 2006 and that it was not able to file its Annual Report on Form 10-K with the SEC for the year ended December 31, 2005 due to the same question of accounting treatment.

ICON Capital Corp., our manager (the “Manager”), concluded on May 17, 2006, that Fund Nine needs to restate its previously reported financial statements for the fiscal years ended December 31, 2003 and 2002 as a result of the incorrect accounting treatment relating to three interest rate swap contracts entered into during September 2002.

The Manager discussed the matters relating to the accounting treatment of these contracts with Hays & Company LLP, its independent registered public accounting firm. Fund Nine will include the restated results for the fiscal years ended December 31, 2003 and 2002 in its Annual Report on Form 10-K for the year ended December 31, 2004. In the interim, investors should no longer rely on the financial statements currently on file with the SEC in Fund Nine’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2003 and 2002 and the related auditor’s reports therein until the Annual Report on Form 10-K for the year ended December 31, 2004 is filed with the SEC. Fund Nine is working diligently to complete its restatement and to file its Annual Report on Form 10-K for the year ended December 31, 2005 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2005 and March 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON INCOME FUND NINE, LLC

By: ICON CAPITAL CORP.,

its Manager

Dated: May 18, 2006
By: /s/ Thomas W. Martin

Thomas W. Martin

Chief Operating Officer